Exhibit 99.1

Contact: Janet Kirkley,
704-532-3318
—For Immediate Release—

Speedway Motorsports Reports Results for the Three and Six Months

Ended June 30, 2012 and Reaffirms Full Year 2012 Guidance

CONCORD, NC (August 1, 2012) – Speedway Motorsports, Inc. (SMI) (NYSE: TRK) today reported second quarter 2012 total revenues of $181.0 million and net income of $27.0 million or $0.65 per diluted share. Six month 2012 total revenues were $265.8 million and net income was $26.8 million or $0.65 per diluted share. These results were within management’s expectations, and SMI reaffirmed its full year 2012 earnings guidance of $0.90 to $1.20 per diluted share from continuing operations.

Second quarter and year-to-date 2012 results were impacted by, among other factors, the following:

•	Kentucky Speedway held a NASCAR Sprint Cup, NASCAR Nationwide and NASCAR Camping World Truck Series racing event in the second quarter 2012 that were held in the third quarter 2011

•	Ongoing effects of challenging economic conditions, including high unemployment and fuel prices

Revenues continue to be negatively impacted by declines in consumer and corporate spending due to weak economic conditions, including high unemployment and fuel prices. In 2012, similar to 2011, the Company maintained reduced ticket and other prices for its fans and corporate customers to help counter these tough economic times and mitigate near-term demand weakness.

Second Quarter Comparison

•	Total revenues were $181.0 million in 2012 compared to $153.1 million in 2011

•	2011 goodwill impairment charge was $48.6 million or $1.17 per diluted share (with no tax benefit)

•	Income from continuing operations was $27.0 million or $0.65 per diluted share in 2012 compared to a loss from continuing operations of $28.1 million or $0.68 per diluted share in 2011

•	After tax losses from discontinued operations were $11,000 or $0.00 per diluted share in 2012 compared to $179,000 or $0.00 per diluted share in 2011

•	Net income was $27.0 million or $0.65 per diluted share in 2012 compared to a net loss of $28.3 million or $0.68 per diluted share in 2011

•	Non-GAAP income from continuing operations was $27.0 million or $0.65 per diluted share in 2012 compared to $20.5 million or $0.49 per diluted share in 2011

Year-to-Date Comparison

•	Total revenues were $265.8 million in 2012 compared to $239.8 million in 2011

•	2011 goodwill impairment charge was $48.6 million or $1.17 per diluted share (with no tax benefit)

•	2011 after tax loss on early debt redemption and refinancing was $4.5 million or $0.11 per diluted share

•	Income from continuing operations was $26.8 million or $0.65 per diluted share in 2012 compared to a loss from continuing operations of $29.3 million or $0.71 per diluted share in 2011

•	After tax losses from discontinued operations were $39,000 or $0.00 per diluted share in 2012 compared to $453,000 or $0.01 per diluted share in 2011

•	Net income was $26.8 million or $0.65 per diluted share in 2012 compared to a net loss of $29.8 million or $0.72 per diluted share in 2011

•	Non-GAAP income from continuing operations was $26.8 million or $0.65 per diluted share in 2012 compared to $23.7 million or $0.57 per diluted share in 2011

Non-GAAP Financial Information and Reconciliation

Income from continuing operations, and diluted earnings per share from continuing operations, as adjusted, set forth below are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to their individual corresponding GAAP basis amounts. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP, all net of taxes. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s results of continuing operations separate from discontinued operations and certain 2011 charges. In 2011, the Company reflected a second quarter non-cash charge for goodwill impairment related to New Hampshire Motor Speedway with no tax benefit, and a first quarter charge related to its debt redemption and refinancing transactions with tax benefits of $2.9 million.

Management uses the non-GAAP information to assess the Company’s continuing operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information is not intended to be considered independent of or a substitute for results prepared in accordance with GAAP. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income or loss, diluted earnings or loss per share, or income or loss and diluted earnings or loss per share from continuing operations, determined in accordance with GAAP.

	Three Months Ended June 30:		Six Months Ended June 30:
	2012	2011	2012	2011
	(in thousands, except per share amounts)
Consolidated net income (loss) using GAAP	$26,950	$(28,273)	$26,804	$(29,791)
Loss from discontinued operation	11	179	39	453

Consolidated income (loss) from continuing operations	26,961	(28,094)	26,843	(29,338)
Impairment of goodwill	—	48,609	—	48,609
Loss on early debt redemption and refinancing	—	14	—	4,471

Non-GAAP consolidated income from continuing operations	$26,961	$20,529	$26,843	$23,742

Consolidated diluted earnings (loss) per share using GAAP	$0.65	$(0.68)	$0.65	$(0.72)
Loss from discontinued operation	—	—	—	0.01

Consolidated diluted earnings (loss) per share from continuing operations	0.65	(0.68)	0.65	(0.71)
Impairment of goodwill	—	1.17	—	1.17
Loss on early debt redemption and refinancing	—	—	—	0.11

Non-GAAP diluted earnings per share from continuing operations	$0.65	$0.49	$0.65	$0.57

Significant 2012 Second Quarter Racing Events

•	Bristol Motor Speedway – Ford NHRA Thunder Valley Nationals presented by Tri-Cities Area Ford Dealers racing event

•

Charlotte Motor Speedway – NASCAR Sprint All-Star Race, Coca-Cola 600 Sprint Cup, History 300 Nationwide and North Carolina Education Lottery 200 Camping World Truck Series racing events, and NHRA Four-Wide Nationals racing event

•	Kentucky Speedway – NASCAR Quaker State 400 Sprint Cup, Feed the Children 300 Nationwide and UNOH 225 Camping World Truck Series racing events

•	Las Vegas Motor Speedway – SummitRacing.com NHRA Nationals racing event

•	Speedway Sonoma – NASCAR Toyota/Save Mart 350 Sprint Cup Series racing event

•	Texas Motor Speedway – NASCAR Samsung Mobile 500 Sprint Cup, O’Reilly Auto Parts 300 Nationwide and WinStar World Casino 400 Camping World Truck, and IndyCar Firestone 550, Series racing events

2012 Earnings Guidance Reaffirmed

The Company reiterated that second quarter 2012 results are consistent with its previous full year 2012 earnings guidance of $0.90-$1.20 per diluted share from continuing operations. The wide range of earnings guidance reflects the continuing negative impact of uncertain economic conditions, as well as the timing and pace of economic recovery. The guidance also reflects expiration of Infineon Raceway’s naming rights agreement and reduced NASCAR ancillary rights revenues. High or increasing unemployment and fuel prices, among other factors, could significantly impact our future results.

Dividends and Stock Repurchase Program

During the six months ended June 30, 2012, the Company declared and paid cash dividends of $0.15 per share of common stock each quarter for a combined aggregate of approximately $12.5 million. On July 19, 2012, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock, aggregating approximately $6.2 million, payable on September 7, 2012 to shareholders of record as of August 17, 2012. These quarterly dividends represent a 50% increase over comparable quarterly amounts declared last year. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

During the six months ended June 30, 2012, the Company repurchased 63,000 shares of common stock for approximately $1.0 million under its previously announced stock repurchase program. As of June 30, 2012, the Company has repurchased 3,695,000 shares since adoption of the program in April 2005, and the total number of shares available for future repurchase under the program, as currently authorized, is 305,000.

Comments

“SMI’s second quarter and year-to-date results and sales trends are consistent with our expectations, but continue to reflect the ongoing tough economic conditions, particularly high unemployment and fuel prices,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports. “While we believe attendance and other event related revenues will eventually improve, SMI’s efforts to attract and provide our fans and customers with unrivaled race entertainment are intensifying. Sizable investments in unique pre-race and contemporary interactive digital entertainment, dramatically reduced travel times for our fans and continued reduced ticket prices are just some of our steps to appeal to the next generation of younger fans. Other steps include working to persuade local and regional lodging proprietors to lower prices to stimulate demand for our fans’ benefit and theirs.

“All of our NASCAR Sprint Cup and most of our Nationwide Series event sponsorships for 2012, and many for racing seasons beyond 2012 are already sold. Also, prospective corporate interest in our premier facilities for track rentals, driving schools and other promotional activities continues to increase. We remain confident NASCAR will continue to improve on-track racing excitement. Upcoming positive initiatives include NASCAR’s introduction of Sprint Cup cars that resemble manufactured cars in 2013 to restore brand identity to “stock car” racing, and long-term marketing initiatives for largely untapped demographics.”

“We are pleased the traffic and other congestion issues at our modernized Kentucky Speedway are behind us,” stated O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports. “Fan feedback on weekend event execution has been resoundingly positive, which bodes well for capitalizing on Kentucky’s premium market and long-term growth opportunities for SMI, broadcasters and advertisers. We continue to strengthen SMI’s financial condition and long-term cash flow through ongoing constrained capital spending and further leverage reduction. Television ratings for NASCAR’s three largest racing series remain very strong. These favorable factors are positioning SMI for long-term growth when the economy improves.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Speedway Sonoma and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to design, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, weather, the success of NASCAR and others as sanctioning bodies, the success of our Motorsports Authentics merchandising joint venture, capital projects and expansion, financing needs, and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 10:00 AM (ET) open to the public. To participate in the conference call, you may dial 888-735-0476 (US / Canada / toll-free) or 706-758-1524 (international / local). The reference number is 13560541. A webcast of the call can be accessed at the Company’s website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 855-859-2056 or 404-537-3406 beginning at 12:00 PM (ET) August 1st through 11:59 PM (ET) August 15th. The reference number is 13560541. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer.

Speedway Motorsports, Inc. and Subsidiaries

Selected Financial Data - Unaudited

For The Three and Six Months Ended June 30, 2012 and 2011

(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
STATEMENT OF OPERATIONS DATA	6/30/2012	6/30/2011	6/30/2012	6/30/2011

Revenues:
Admissions	$39,018	$31,282	$61,487	$55,858
Event related revenue	55,667	51,904	80,369	$78,529
NASCAR broadcasting revenue	78,040	62,401	107,473	$90,827
Other operating revenue	8,298	7,492	16,496	$14,540

Total Revenues	181,023	153,079	265,825	239,754

Expenses and Other:
Direct expense of events	34,532	28,948	49,521	44,500
NASCAR purse and sanction fees	47,191	37,684	65,946	55,977
Other direct operating expense	5,083	5,669	10,137	11,043
General and administrative	24,453	23,036	46,332	44,539
Depreciation and amortization	14,093	13,323	28,009	26,573
Interest expense, net	10,240	10,114	20,676	21,361
Impairment of goodwill	—	48,609	—	48,609
Loss on early debt redemption and refinancing	—	23	—	7,456
Other income, net	(49)	(12)	(95)	(32)

Total Expenses and Other	135,543	167,394	220,526	260,026

Income (Loss) from Continuing Operations Before Income Taxes	45,480	(14,315)	45,299	(20,272)
Income Tax Provision	(18,519)	(13,779)	(18,456)	(9,066)

Income (Loss) from Continuing Operations	26,961	(28,094)	26,843	(29,338)
Loss from Discontinued Operation, Net of Taxes	(11)	(179)	(39)	(453)

Net Income (Loss)	$26,950	($28,273)	$26,804	($29,791)

Basic Income (Loss) Per Share:
Continuing Operations	$0.65	($0.68)	$0.65	($0.71)
Discontinued Operation	(0.00)	(0.00)	(0.00)	(0.01)

Net Income (Loss)	$0.65	($0.68)	$0.65	($0.72)

Weighted average shares outstanding	41,451	41,553	41,447	41,574

Diluted Income (Loss) Per Share:
Continuing Operations	$0.65	($0.68)	$0.65	($0.71)
Discontinued Operation	(0.00)	(0.00)	(0.00)	(0.01)

Net Income (Loss)	$0.65	($0.68)	$0.65	($0.72)

Weighted average shares outstanding	41,459	41,553	41,455	41,574

Note: Individual quarterly per share amounts may not be additive due to rounding.

Major NASCAR-sanctioned Events Held During Period	8	6	12	10

Certain Race Schedule Changes:

•      Kentucky Speedway held one NASCAR Sprint Cup, one NASCAR Nationwide and one NASCAR Camping World Truck Series racing event in the second quarter 2012 that were held in the third quarter 2011

BALANCE SHEET DATA	6/30/2012	12/31/2011

Cash and cash equivalents	$111,142	$87,368
Total current assets	197,755	157,895
Property and equipment, net	1,171,307	1,177,154
Goodwill and other intangible assets, net	533,701	533,677
Total assets	1,937,142	1,904,643

Deferred race event and other income, net	76,363	62,658
Total current liabilities	148,779	121,643
Credit facility revolving and term loan borrowings	127,500	145,000
Total long-term debt	554,429	572,557
Total liabilities	1,082,042	1,063,463
Total stockholders' equity	855,100	841,180